SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_____________________

Date of report: October 28, 2005
(Date of earliest event reported)

LIMELIGHT MEDIA GROUP, INC.
(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

0-09358	88-0441338
(Commission File No.)	(I.R.S. Employer Identification No.)

1300 North Northlake Way
Seattle, Washington 98103
(Address of principal executive offices; zip code)

(206) 633-1852
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement.

On October 28, 2005, we entered into an Option Agreement (the “Option Agreement”) with Marlin Capital Partners II, LLC, a Florida limited liability company doing business as “InTransit Media” (“MCP”). Pursuant to the terms of the Option Agreement, on October 28, 2005, we paid $100,000 to MCP in consideration of its grant to us of an irrevocable and exclusive option to purchase the assets of MCP (the “MCP Assets”) used in its digital advertising services business, including, without limitation, MCP’s exclusive right to provide digital advertising services to the Port Authority of New York and New Jersey for the Port Authority’s PATHVISION broadcasting system and the equipment, computer servers and software used by MCP in the delivery of such services. Under the terms of the Option Agreement, we may exercise the option to purchase the MCP Assets by delivering written notice to MCP at any time prior to 5:00 pm (eastern time) on January 16, 2006.

In the event we exercise the option, the consummation of the purchase and sale of the MCP Assets will be on terms and conditions substantially similar to those terms and conditions set forth in the form of asset purchase agreement attached to the Option Agreement. The purchase price for the MCP Assets is $2,000,000, payable as follows: (i) on the closing date, we are required to pay $1,400,000 by wire transfer of immediately available funds to an account designated by MCP; (ii) not later than five (5) business days after the closing date, we are required to issue to MCP a number of duly authorized, validly issued, fully paid and nonassessable, unregistered shares of our common stock determined by dividing $500,000 by the average closing price of our common stock during the twenty (20) consecutive trading day period ending two trading days prior to the closing date; and (iii) on the closing date, the option price of $100,000 will be credited toward the purchase price.

Prior to the execution of the Option Agreement, we and MCP were parties to an asset purchase agreement, dated as of June 8, 2005 (the “June Purchase Agreement”), relating to the purchase and sale of the MCP Assets. A copy of the June Purchase Agreement was filed as an exhibit to our Current Report on Form 8-K dated June 8, 2005, as filed with the Securities and Exchange Commission on June 10, 2005. The Option Agreement provides that its terms supersede the terms of the June Purchase Agreement and that the June Purchase Agreement is null and void.

This above description of the Option Agreement and the transactions contemplated thereby is not a complete description of the terms of the Option Agreement or the transactions contemplated thereby and is qualified in its entirety by reference to the agreements entered into in connection with the transaction, a copy of which is included as an exhibit to this Current Report on Form 8-K.

Item 1.02	Termination of a Material Definitive Agreement.

As disclosed in Item 1.01 above, upon execution of the Option Agreement, the terms of which supersede the terms of the June Purchase Agreement, the June Purchase Agreement was declared null and void.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Number	Documents

2.1	Option Agreement, dated as of October 28, 2005, by and between our company and Marlin Capital Partners II, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMELIGHT MEDIA GROUP, INC.

Date: November 2, 2005	By:	/s/ David V. Lott
David V. Lott
Chief Executive Officer

EXHBIT INDEX

Number	Documents

2.1	Option Agreement, dated as of October 28, 2005, by and between our company and Marlin Capital Partners II, LLC.